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Exhibit 99.7

FORM OF NOTICE OF GUARANTEED DELIVERY
FOR RIGHTS ISSUED BY
ROYAL HAWAIIAN ORCHARDS, L.P.

        This Notice of Guaranteed Delivery must be used to exercise the subscription rights (the "Rights") pursuant to the rights offering (the "Rights Offering") as described in the prospectus dated                                    , 2013 (the "Prospectus") of Royal Hawaiian Orchards, L.P., a master limited partnership organized under the laws of Delaware (the "Partnership") if a holder of Rights cannot deliver the Rights Certificate to the subscription agent listed below (the "Subscription Agent") at or before 5:00 p.m., Eastern time, on                                    , 2013 (the "Expiration Time"). This Notice must be delivered by facsimile transmission, first class mail, or overnight delivery to the Subscription Agent and must be received by the Subscription Agent at or before the Expiration Time.

        Payment of the subscription price of $            per Depositary Unit of the Partnership subscribed for pursuant to the exercise of Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or before the Expiration Time even if the completed Rights Certificate is being delivered pursuant to the guaranteed delivery procedures hereunder.

Delivery by Hand, Mail or Overnight Courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attention: Reorganization Department
6201 Fifteenth Avenue
Brooklyn, New York 11219

By Facsimile Transmission:
(718) 234-5001

Telephone Number for Confirmation or Information:
(800) 937-5449

        DELIVERY OF THIS NOTICE TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

        Ladies and Gentlemen:

        The undersigned hereby represents that the undersigned is the holder of a rights certificate (the "Rights Certificate") representing Rights and that the undersigned is not able to deliver a Rights Certificate to the Subscription Agent at or before the Expiration Time. The undersigned elects to exercise its Rights as follows:

Rights Certificate Number:

Number of Rights in Rights Certificate:

Basic Subscription Right

I exercise		Rights	x	0.4	=
	(number of Rights)			(ratio)		(number of new Depositary Units, rounded down*)

Therefore, I will pay for		Depositary Units at	$		=	$
	(number of new Depositary Units, rounded down)			(subscription price per Depositary Unit)			(amount enclosed)

*
For example, if you have 39 Rights, you would be entitled to 15.6 Depositary Receipts, but you would only be entitled to receive 15 Depositary Receipts, since all fractions are rounded down to the nearest whole number of Depositary Receipts. The portion of your subscription price allocable to the 0.6 Depositary Receipts, or $            , will be returned to you.

Exercise of Over-Subscription Privilege

        If you fully exercise your Basic Subscription Right and wish to subscribe for additional Units, you may exercise your Over-Subscription Privilege. There is no limit on the number of Depositary Units you may subscribe for pursuant to the Over-Subscription Privilege, but exercise of your Over-Subscription Privilege is subject to limitation and allocation as described in the prospectus and the enclosed instructions. To the extent you subscribe for more Depositary Units than you are allocated under the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of Depositary Units allocated to you under the Over-Subscription Privilege.

I apply for		x	$		=	$	**
	(number of whole Depositary Units)			(subscription price per Depositary Unit))			(additional amount enclosed)

Total Amount of Payment Enclosed

Total Amount of Payment Enclosed:	Basic Subscription Right	$

	Over-Subscription Privilege	$

$
(sum of Basic Subscription Right and Over-Subscription Privilege amounts)

The undersigned understands that payment of the full subscription price must be received by the Subscription Agent at or before the Expiration Time and represents that such payment, in the aggregate amount set forth above, either (check the appropriate box):

☐	Is being delivered to the Subscription Agent herewith; or
☐	Has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete the information relating thereto):
	☐	Uncertified check
	☐	Certified check
	☐	Bank draft (cashier's check)
Name of maker:

Date of check or draft:

Check or draft number:

Bank on which check is drawn:

	☐	Wire transfer of immediately available funds

Signature	Signature
Print Name:	Print Name:

Address:	Address:

Telephone No.:	Telephone No:

Date:	Date:

**
If you are allocated fewer Depositary Receipts pursuant to the Over-Subscription Privilege than you have subscribed for, the excess subscription price will be returned to you following completion of the Rights Offering.

 GUARANTEE OF DELIVERY

        The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the Rights Certificate representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, no later than three business days following the date the Notice of Guaranteed Delivery was delivered.

FOR ANY QUESTIONS OR ASSISTANCE CONCERNING THE RIGHTS OFFERING, PLEASE CONTACT THE INFORMATION AGENT, AST PHOENIX ADVISORS, AT (866) 828-6929.

Dated:

	(Address)	(Name of Firm)
	(Area Code and Telephone Number)	(Authorized Signature)

        The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate to the Subscription Agent within three business days following the date the Notice of Guaranteed Delivery was delivered. Failure to do so could result in a financial loss to such institution.

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  Exhibit 99.7
FORM OF NOTICE OF GUARANTEED DELIVERY FOR RIGHTS ISSUED BY ROYAL HAWAIIAN ORCHARDS, L.P.
GUARANTEE OF DELIVERY